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                                                                  EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of The Macerich Company on Form S-3, as amended, dated December 22, 1997 of our report dated March 14, 1997, on our audits of the consolidated financial statements and financial statements schedule of The Macerich Company as of December 31, 1996 and 1995, and for the years then ended and the period March 16, 1994 through December 31, 1994 and the combined financial statements of Macerich Predecessor Affiliates for the period January 1, 1994 through March 15, 1994, which report is included in the Annual Report on Form 10K. We consent to the incorporation by reference of our report dated October 1, 1996, on our audit of the combined statement of Certain Revenues and Certain Expenses of Vintage Faire Associates and Billings Associates for the year ended December 31, 1995, which report is included in the Current Report on Form 8-K/A (event dated November 30, 1996) of The Macerich Company. We also consent to the reference to our Firm under the caption "Experts."


/s/COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.

Los Angeles, California
December 22, 1997